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Exhibit 5

November 30, 2011

Scholastic Corporation 557 Broadway New York, NY 10012

Ladies and Gentlemen:

We have acted as special counsel for Scholastic Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,100,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Company’s Stock Incentive Plan (the “Incentive Plan”).

As the Company’s legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares under the Incentive Plan and have examined such records and documents as we have deemed necessary to form a basis for the opinions expressed herein.

Based on the foregoing, and having regard to the legal considerations we deem relevant, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and when issued, sold and delivered in accordance with the provisions of the Incentive Plan will be validly issued, fully paid and non-assessable.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & McKenzie LLP

NYCDMS/1201818.1

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.